CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Onyx Service & Solutions, Inc.

 We consent to the use of our report dated November 09, 2010, with respect to the financial statements of Onyx Service and Solutions as of and for the years ended December 31, 2007, December 31, 2008, November 25, 2009, and November 30, 2009, to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1/A filed by Onyx Service and Solutions dated December 17, 2010.

 /s/ M&K CPAS, PLLC

 Houston, Texas

December 17, 2010